Investor Relations Contact: Lori Owen Xilinx, Inc. (408) 879-6911 ir@xilinx.com	Exhibit 99.1

XILINX POSTS RECORD SALES OF $513 MILLION

SAN JOSE, CA, JANUARY 20, 2010-- Xilinx, Inc. (Nasdaq: XLNX) today announced record third quarter fiscal 2010 sales of $513.3 million, up 24% sequentially and up 12% from the third quarter of the prior fiscal year. Third quarter net income was $106.9 million, or $0.38 per diluted share, including previously announced restructuring charges totaling $5.5 million, or approximately $0.02 per diluted share. On a year over year basis, third quarter net income and diluted earnings per share declined because in the third quarter of fiscal 2009 there was a $58.3 million pre-tax gain from the early extinguishment of convertible debentures, partially offset by a $19.5 million pre-tax impairment charge on investments.

The Xilinx Board of Directors announced a quarterly cash dividend of $0.16 per outstanding share of common stock, payable on March 3, 2010 to all stockholders of record at the close of business on February 10, 2010.

Additional third quarter comparisons are represented in the charts below:

GAAP Results
(In millions, except EPS)

				Growth Rates
	Q3	Q2	Q3
	FY 2010	FY 2010	FY 2009	Q-T-Q	Y-T-Y
Net revenues	$513.3	$415.0	$458.4	24%	12%
Operating income	$136.6	$82.1	$119.6	66%	14%
Net income	$106.9	$64.0	$119.4	67%	-10%
Diluted earnings per share	$0.38	$0.23	$0.44	65%	-14%

Record sales were driven by strength from all end markets and geographic regions. New Product sales increased 32% sequentially during the quarter due primarily to strong growth from the Virtex®-5 and Spartan®-3 FPGA families.

“It was a record-setting quarter for Xilinx,” said Moshe Gavrielov, Xilinx President and Chief Executive Officer. “In addition to record total sales, Xilinx’s Virtex-5 family comfortably surpassed $100 million in quarterly sales—more than any other FPGA product in history. Sales strength from this family was driven by Communications, Industrial and Other and Data Processing. Based on new design win activity, I am confident about the prospects for continued sales growth from the Virtex-5 family.”

Net Revenues by Geography:
	Percentages			Growth Rates
	Q3	Q2	Q3
	FY 2010	FY 2010	FY 2009	Q-T-Q	Y-T-Y
North America	35%	35%	34%	25%	17%
Asia Pacific	36%	35%	33%	27%	18%
Europe	20%	21%	22%	19%	4%
Japan	9%	9%	11%	17%	-7%

Net Revenues by End Market:
	Percentages			Growth Rates
	Q3	Q2	Q3
	FY 2010	FY 2010	FY 2009	Q-T-Q	Y-T-Y
Communications	46%	46%	44%	23%	16%
Industrial & Other	32%	31%	33%	29%	8%
Consumer & Automotive	15%	16%	16%	15%	2%
Data Processing	7%	7%	7%	25%	27%

Net Revenues by Product:
	Percentages			Growth Rates
	Q3	Q2	Q3
	FY 2010	FY 2010	FY 2009	Q-T-Q	Y-T-Y
New	33%	31%	21%	32%	72%
Mainstream	33%	33%	34%	22%	9%
Base	29%	31%	40%	18%	-17%
Support	5%	5%	5%	22%	5%

Products are classified as follows:

New Products: Virtex-6, Virtex-5, Spartan-6, Spartan-3A and Spartan-3E product families
Mainstream Products: Virtex-4, Spartan-3, Spartan-II and CoolRunner™-II product families
Base Products: Virtex, Virtex-E, Virtex-II, Spartan, XC4000, CoolRunner and XC9500 product families
Support Products: Configuration products, HardWire, Software & Support/Services

Key Statistics:
(Dollars in millions)

	Q3	Q2	Q3
	FY 2010	FY 2010	FY 2009
Annual Return on Equity (%)*	14	10	20
Operating Cash Flow	$185	$118	$128
Depreciation Expense	$13	$12	$13
Capital Expenditures	$9	$4	$11
Combined Inventory Days	85	75	99
Revenue Turns (%)	58	57	54

*     Return on equity calculation: Annualized net income/average stockholders’ equity

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Product and Financial Highlights

➢	Building upon Virtex-5 success, Xilinx today announced that its Virtex-6 family has achieved full production qualification and is commencing volume shipments. Xilinx also recently announced first shipments and availability of the industry’s largest FPGA, the 40-nm LX760, which is ideal for use in advanced prototyping platforms and the ASIC emulation market.

➢	On October 19, 2009, Xilinx and ARM announced they are collaborating to enable ARM processor and interconnect technology on Xilinx FPGA products. This agreement is expected to allow programmable solutions to penetrate even deeper into existing markets and expand into new market spaces by leveraging ARM’s processor strengths and ecosystem.

➢	On December 8, 2009, Xilinx announced six new Targeted Design Platform development kits for the Virtex-6 and Spartan-6 product families. The new kits increase productivity and innovation for electronic designers in the areas of target embedded processing, DSP and high speed serial connectivity.

➢	December quarter operating margin was 27%, up from 20% in the prior quarter and the highest reported by the Company in four years. Improved customer demand and continued spending discipline contributed to the operating margin increase.

Business Outlook – March Quarter Fiscal 2010

➢	Sales are expected to be up 3% sequentially to down 1% sequentially.
➢	Gross margin is expected to be approximately 64% to 65%.
➢	Operating expenses are expected to be approximately $180 million, including $3 million in previously announced restructuring charges.
➢	Other income and expense is expected to be a net expense of approximately $2 million.
➢	Fully diluted share count is expected to be approximately 275 million.
➢	March quarter tax rate is expected to be approximately 20%.

Conference Call

A conference call will be held today at 2:00 p.m. Pacific Time to discuss the quarter's results and management's outlook for the March quarter. The webcast and subsequent replay will be available in the investor relations section of the company's web site at www.investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (800) 642-1687 and referencing confirmation code 47787165. The telephonic replay will be available for two weeks following the live call.

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This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “may,” “will,” “could,” “believe,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar words. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including the general health of global economies as well as of the semiconductor industry, the health of our end markets and our customers' customers, the ability of our foundry suppliers to deliver sufficient wafer volumes in a timely manner, our ability to forecast end customer demand, customer acceptance of our new products, the ability of the Company to generate cost and operating expense savings in an efficient and timely fashion, the ability of our customers to manage their inventories, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, variability in wafer pricing, and other risk factors listed in our most recent Forms 10-K and 10-Q.

About Xilinx

Xilinx, Inc. (NASDAQ: XLNX) is the worldwide leader of programmable logic solutions. Additional information about Xilinx is available at http://www.xilinx.com. Xilinx, the Xilinx logo, Virtex, Spartan, ISE, and other brands designated herein are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.
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XILINX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	Jan. 2,	Dec. 27,	Sept. 26,	Jan. 2,	Dec. 27,
	2010	2008*	2009	2010	2008*
Net revenues	$513,349	$458,387	$414,950	$1,304,534	$1,430,170
Cost of revenues	184,320	165,331	158,177	486,319	519,244
Gross margin	329,029	293,056	256,773	818,215	910,926
Operating expenses:
Research and development	101,867	86,967	90,145	275,245	267,202
Selling, general and administrative	85,037	85,032	78,621	237,214	266,116
Amortization of acquisition-related intangibles	—	1,475	—	2,493	4,326
Restructuring charges	5,531	—	5,915	27,217	22,023
Total operating expenses	192,435	173,474	174,681	542,169	559,667

Operating income	136,594	119,582	82,092	276,046	351,259
Impairment loss on investments	(3,041)	(19,540)	—	(3,041)	(53,162)
Gain on early extinguishment of convertible debentures	—	58,290	—	—	58,290
Interest and other income (expense), net	(542)	(1,743)	(1,782)	(13,234)	9,975
Income before income taxes	133,011	156,589	80,310	259,771	366,362
Provision for income taxes	26,103	37,145	16,272	50,819	82,680
Net income	$106,908	$119,444	$64,038	$208,952	$283,682

Net income per common share:
Basic	$0.39	$0.44	$0.23	$0.76	$1.03
Diluted	$0.38	$0.44	$0.23	$0.75	$1.02
Cash dividends declared per common share	$0.16	$0.14	$0.14	$0.44	$0.42
Shares used in per share calculations:
Basic	276,832	273,997	276,353	275,989	276,584
Diluted	278,566	274,223	276,988	277,030	277,603

*	As adjusted due to the retrospective adoption of the accounting standard for convertible debentures in the first quarter of fiscal 2010.

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	Jan. 2,	March 28,
	2010	2009*
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$1,489,993	$1,324,933
Accounts receivable, net	231,078	216,390
Inventories	128,935	119,832
Deferred tax assets and other current assets	108,720	91,313
Total current assets	1,958,726	1,752,468
Net property, plant and equipment	367,514	387,907
Long-term investments	503,106	347,787
Other assets	292,605	323,739
Total Assets	$3,121,951	$2,811,901

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$284,573	$170,702
Deferred income on shipments to distributors	77,395	62,364
Total current liabilities	361,968	233,066
Convertible debentures	354,460	352,110
Deferred tax liabilities	247,822	196,189
Other long-term liabilities	123,793	81,776
Stockholders' equity	2,033,908	1,948,760
Total Liabilities and Stockholders' Equity	$3,121,951	$2,811,901

*	Derived from audited financial statements and adjusted for the retrospective adoption of the accounting standard for convertible debentures in the first quarter of fiscal 2010.

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended			Nine Months Ended
	Jan. 2,	Dec. 27,	Sept. 26,	Jan. 2,	Dec. 27,
	2010	2008*	2009	2010	2008*
SELECTED CASH FLOW INFORMATION:
Depreciation	$12,867	$13,438	$12,056	$37,932	$42,167
Amortization	3,210	4,069	3,260	11,777	12,420
Stock-based compensation	15,519	13,041	11,762	41,010	41,188
Net cash provided by operating activities	185,478	128,479	117,976	450,421	381,676
Purchases of property, plant and equipment	(8,693)	(11,061)	(4,133)	(17,540)	(32,711)
Payment of dividends to stockholders	(44,299)	(38,357)	(38,744)	(121,617)	(115,982)
Repurchases of common stock	(25,000)	—	—	(25,000)	(275,000)
Proceeds from issuance of common stock
to employees and excess tax benefit	13,546	2,992	15,677	13,167	84,379

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$1,291	$1,337	$1,272	$3,678	$4,416
Research and development	7,289	6,055	5,205	18,140	18,702
Selling, general and administrative	6,939	5,649	5,285	18,247	17,506
Restructuring charges	—	—	—	945	564

*	As adjusted due to the retrospective adoption of the accounting standard for convertible debentures in the first quarter of fiscal 2010